TECHNOLOGY INTEGRATION AGREEMENT

This Technology Integration Agreement (this “Agreement”) is made effective as of 1 January 2019 (the “Effective Date”) by and between Alliance Pharma Solutions, a Delaware limited liability company, having an office at 3840 Land O’ Lakes Blvd., Land O’ Lakes, FL 34639, or its nominee, (“Alliance”), and SyncHealth MSO, LLC, a Delaware limited liability company, having an office at 2107 Gunn Hwy, Odessa, FL 33556 (“SyncHealth”). SyncHealth and Alliance are each referred to herein as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, Alliance and SyncHealth member PanOptic Health, LLC. Delaware limited liability company (“PanOptic”) have entered into that certain “Contribution Agreement” dated of even date herewith, that certain “Operating Agreement of SyncHealth LLC” dated of even date herewith and that certain “Letter Agreement” of even date herewith (collectively with any exhibits, schedules, annex and amendments thereto, the “Transaction Documents”) pursuant to which Alliance and PanOptic have contributed assets to SyncHealth and Alliance and PanOptic have agreed to enter into this Agreement to pursue the Business Purpose (defined below);

WHEREAS, SyncHealth is in the business of providing prescription management software known as E-Hub Services described on Schedule 1.22(g) to the Contribution Agreement (the “SyncHealth Application”) to health care providers and pharmacies;

WHEREAS, Alliance, itself and through its Affiliates, is engaged in the business of (i) providing an online platform for independent licensed pharmacies to purchase pharmaceuticals from licensed wholesale distributors (the “Alliance Network”); (ii) wholesale pharmaceutical sales, logistics and logistic services (“Integra Pharma Services”); and (iii) delivery of pharmaceuticals directly to patients (the “DelivMeds Application”);

WHEREAS, Alliance and SyncHealth contemplate that they wish to participate in the exchange of technology to ensure a more complete integration of the two companies’ technologies for their respective end user customers and prospective customers (“End Users”); and

WHEREAS, pursuant to the Transaction Documents, the integration of the respective Party’s Products (defined below) will create an integrated healthcare platform capable of driving value between prescription origination and final patient delivery under one unified healthcare platform (collectively, the “Business Purpose”).

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1.	Definitions.

a.	“Affiliate” means any entity which controls, is controlled by, or is under common control with a Party, where “control” means the legal, beneficial or equitable ownership of at least a majority of the aggregate of all voting equity interests in such entity.

b.	“Effective Date” means the effective date stated on the signature page of this Agreement, or if no effective date is stated, the date of last signature on this Agreement.

c.	“Initial Term” has the meaning given in Section 6(a) (Term and Termination).

d.	“Intellectual Property” means any right recognized as intellectual property in any jurisdiction worldwide, or any information or materials eligible for recognition as intellectual property with the passage of time, filing of an application, or other event. Examples of Intellectual Property include, without limitation, copyrights, trade secrets, patents, Marks, moral rights, the right to make a governmental application to register or issue any of them, and the right to prosecute an infringement action in respect of any of them.

e.	“Mark” means a trademark, services mark, trade name, trade dress, or similar identifying indicia.

f.	“Marketing Materials” means any information or material used to market or promote a Party’s Products, whether in print, digital, audio, video or any other form or media. Examples of Marketing Materials are, without limitation: advertisements, web content, web banners, web links, data, test results, white papers, survey results, trade show exhibits, shirts, hats, cups, golf balls, pens, food wrappers, and printed matter.

g.	“Renewal Term” has the meaning given in Section 6(a) (Term and Termination).

h.	“SyncHealth Products” means certain software products, services and projects developed and owned by SyncHealth, its Affiliates and their licensors, as the same may be modified by SyncHealth, its Affiliates and their licensors from time to time, including without limitation the SyncHealth Application.

i.	“SyncHealth API” means (i) the application programming interface(s) (“API”) and data feeds made available by SyncHealth under this Agreement, (ii) documentation, materials, sample code and software (including any human-readable programming instructions) relating to an API or data feed, (iii) data and information, including SyncHealth’s proprietary directory of hyperlinks to the SyncHealth Application provided to the Alliance Products through an API or data feed (“SyncHealth API Data”); and (iv) the credentials assigned to Alliance or the Alliance Products by SyncHealth.

j.	“Term” means the Initial Term and any Renewal Term, collectively.

k.	“Alliance API” means (i) the application programming interface(s) (“API”) and data feeds made available by Alliance under this Agreement, (ii) documentation, materials, sample code and software (including any human-readable programming instructions) relating to an API or data feed, (iii) data and information, including Alliance’s proprietary directory of hyperlinks to Alliance Products, provided to the SyncHealth Application through an API or data feed (“Alliance API Data”); and (iv) the credentials assigned to SyncHealth or the SyncHealth Application by Alliance.

l.	“Alliance Products” means certain software products, services and projects developed and owned by Alliance, its Affiliates and their licensors, as the same may be modified by Alliance, its Affiliates and their licensors from time to time, including without limitation the Alliance Platform, the Integra Pharma Services and the DelivMeds Application.

2.	Grant.

a.	Alliance hereby grants SyncHealth a non-exclusive right to market, promote and demonstrate the Alliance Products to End Users. SyncHealth hereby grants Alliance the exclusive right to market, promote and demonstrate the SyncHealth Products to End Users. Unless the appropriate documents and provisions are mutually agreed upon by the parties, neither Party shall, however, make any offer to or enter into any agreement with a potential End User with respect to the other Party’s products, but will refer potential End Users to the other Party. Each Party shall have access to and is entitled to provide a potential End User with official Marketing Material regarding the other Party’s products.

b.	Each Party shall use reasonable efforts to keep the other Party generally informed of its marketing and promotion activities relating to the other Party’s products. The Parties may only use marketing and promotional material provided by the other Party when performing marketing and promotion activities relating to the other Party’s products. The Parties are aware of the fact that:

i.	each Party is marketing and promoting their respective products and services on a nation-wide basis in the United States; and

ii.	Alliance has engaged or may in the future engage other partners in any territory to perform the same or similar services as set out in this Agreement. SyncHealth agrees that it is not now and will not in the future engage other partners in any territory to perform the same or similar services as set out in this Agreement. Each Party shall exercise its rights under this Agreement in accordance with the terms and conditions contained herein and shall conduct itself with the skill and care of a reputable firm or independent contractor within the Party’s field of business. Neither Party shall make representations or warranties on behalf of the other Party, represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other Party, or represent that the other Party is responsible, in contract or otherwise, beyond those obligations specifically undertaken by the other Party in this Agreement.

3.	License.

a.	Alliance hereby grants SyncHealth a non-exclusive, non-transferable, royalty free, revocable license during the Term of this Agreement to access the Alliance Products to be made available to SyncHealth by Alliance, at Alliance’s discretion, solely for the purpose of evaluating, testing, certifying, marketing, promoting and demonstrating the Alliance Products solely in conjunction with SyncHealth’s Products. SyncHealth hereby grants Alliance the exclusive, transferable and sublicensable (to Affiliates, subcontractors and channel partners), royalty free, irrevocable license during the Term of this Agreement to access the SyncHealth Products to be made available to Alliance by SyncHealth, in SyncHealth’s discretion, solely for the purpose of evaluating, testing, certifying, marketing, promoting and demonstrating the SyncHealth Products solely in conjunction with the Alliance Products. Neither Party will use the other Party’s products to process any data in a production environment or otherwise make commercial use or offer to make commercial use of the other Party’s products.

b.	Subject to the terms and conditions of this Agreement, Alliance hereby grants to SyncHealth, and SyncHealth hereby accepts, a non-exclusive, non-transferable, non-sublicensable and revocable right and license during the Term to access and use the Alliance API solely to develop, reproduce and distribute SyncHealth Applications and incorporate the Alliance APIs into SyncHealth Applications for the purpose of delivering Alliance and SyncHealth Products to End Users.

c.	Subject to the terms and conditions of this Agreement, SyncHealth hereby grants to Alliance, and Alliance hereby accepts, an exclusive, transferable and sublicensable (as described below) and irrevocable right and license during the Term to access and use the SyncHealth API solely to develop, reproduce and distribute Alliance applications and incorporate the Alliance APIs into Alliance Products for the purpose of delivering Alliance and SyncHealth Products to End Users.

d.	SyncHealth shall retain ownership to the SyncHealth Products and derivative works thereof and Alliance shall retain ownership of the Alliance Products and derivative works thereof. Nothing in this Agreement shall confer any rights in either Party’s intellectual property except as expressly provided for herein. Neither Party shall:

i.	copy or manufacture the other Party’s products or any portion thereof;

ii.	translate, modify, adapt, enhance, extend, decompile, dissemble or reverse engineer the other Party’s products;

iii.	sublicense or transfer the other Party’s products to any third party;

iv.	export the other Party’s products in contravention of any applicable export regulations;

v.	create, develop, license, acquire, use, or deploy any third-party software or services to attempt to disable license keys in the other Party’s products; or

vi.	disclose the results of any benchmark test of the other Party’s products to any third party without the other Party’s prior written approval.

e.	Each Party shall make commercially reasonable efforts to provide maintenance and support solely for the interoperability of their respective products in accordance with such Party’s then-current maintenance and support policy; however, no support for any third party, including but not limited to customers and partners, shall be provided under this Agreement. Furthermore, to enable each Party to exercise the rights granted in this Agreement, each Party shall make available to the other Party access to such Party’s partner website or portal as is necessary to fulfill this Agreement.

f.	The Products of each Party may contain or be provided with certain third-party proprietary or open source code. Such third-party or open source code is licensed under the terms of the applicable license conditions and/or copyright notices that can be found in the license file, the related documentation or other materials accompanying the products. Each Party represents that it will comply fully with the terms and conditions of the applicable third party or open source license terms. Neither Party shall use open source software in such a way as to subject any source code thereof of the other party to the provisions of any standards organization or open source code license which could:

i.	require or condition the use or distribution of such source code;

ii.	require the license of any of the other Party’s products and services or any portion thereof for the purpose of making modifications or derivative works;

iii.	require the distribution of such source code or any portion thereof without charge;

iv.	require or condition the disclosure, licensing or distribution of any such source code, any of the other Party’s Products and services or any portion thereof; or

v.	otherwise impose a limitation, restriction or condition on the right of the other Party or any of its wholly owned subsidiaries to distribute any of the other Party’s Products and services or any portion thereof.

g.	In an abundance of caution, and without limiting the generality of any of the foregoing, the intention of the Parties is that all licenses and grants hereunder by SyncHealth to Alliance be exclusive and irrevocable, and all licenses and grants by Alliance to SyncHealth be non-exclusive and revocable.

4.	Cooperative Activities.

a.	The Parties both agree to allocate and apply sufficient resources and qualified personnel to meet our obligations hereunder.

b.	The Parties will provide the other Party with its current and available sales brochures and other sales literature generally made available to its prospects and End Users, in reasonable quantities.

c.	The Parties will provide the other Party with a profile of its Products and services. Subject to review and approval, each Party agrees to post the other’s profile on its public web sites (“Party Profile”). Each Party may use the other’s Marks for the sole purpose of the Party Profile. Any other reproduction, distribution, or use of the Marks must be approved in advance by the owning party.

d.	Each Party will name a designated contact for this Agreement.

e.	Neither Party is authorized to make any representation, warranty, endorsement or guarantees concerning the other Party’s Products, their functionality, interoperability, or performance characteristics, except to the extent set forth in the marketing literature and promotional materials delivered by the other Party about the other Party’s Products.

5.	Marketing. From time to time, each Party may participate in joint promotional and marketing activities on mutual agreement and subject to resource availability. From time to time the Parties may mutually agree to other cooperative obligations or amendment the current joint marketing activities.

a.	SyncHealth may not use or authorize the use of any Marketing Materials in connection with its activities under this Agreement other than those provided by Alliance or approved by Alliance in advance in writing. SyncHealth may not represent to any person orally, in writing, or otherwise that the Alliance Products have any features, functions, or other qualities other than those described in the documentation or in Alliance provided or approved Marketing Materials. Alliance may not use or authorize the use of any Marketing Materials in connection with its activities under this Agreement other than those provided by SyncHealth or approved by SyncHealth in advance in writing. Alliance may not represent to any person orally, in writing, or otherwise that the SyncHealth Products have any features, functions, or other qualities other than those described in the documentation or in SyncHealth provided or approved Marketing Materials.

b.	Alliance and SyncHealth will each conduct its business in compliance with applicable law and its posted privacy policy and will market and sell the other Party’s Products ethically and in a manner that reflects favorably on each Party’s reputation. Specifically, but without limitation, Alliance and SyncHealth will comply with applicable laws as described below in Section 14(h). Neither Party will make negative comments about the other Party or its products or services, orally or in writing, to any End User or Opportunity, or in any public forum.

c.	Each Party will use reasonable care to maintain the confidentiality of its user name, password or other portal access credentials. Each Party acknowledges that any information on the portal is Confidential Information of the other Party protected under Section 7.

6.	Term and Termination.

a.	The initial term of this Agreement (the “Initial Term”) begins on the Effective Date and continues until the second anniversary of the Effective Date. Upon expiration of the Initial Term, this Agreement will automatically renew for successive renewal terms of one year each (each a “Renewal Term”) until either Alliance or SyncHealth gives the other a written notice of nonrenewal at least ninety (90) days prior to the expiration of the Initial Term, or then-current Renewal Term, as applicable.

b.	Either party may terminate this Agreement if the other party is in material violation of the Agreement and the violation is either un-curable or the party in violation fails to cure the violation within thirty (30) days of the other party’s written notice describing the violation in reasonable detail.

c.	Each Party’s authorization to use the other Party’s Marks are automatically terminated on termination of this Agreement and each Party shall immediately stop its marketing efforts.

d.	The following sections survive termination of the Agreement: Section 1 (Definitions) to the extent any defined term is used in another surviving section, this Section 6 (Term and Termination), Section 7 (Intellectual Property), Section 8 (Confidential Information), Section 9 (Limit on Liability), Section 10 (Relationship Between the Parties), Section 11 (Indemnification), Section 12 (Notices), Section 13 (Governing Law, Disputes), Section 14 (Miscellaneous) and any other section that by its nature is intended to survive expiration or termination of this Agreement.

7.	Intellectual Property.

a.	The Parties may not use the other Party’s Intellectual Property, Products and/or Application except as expressly authorized in this Agreement. Except for the license rights expressly granted in this Agreement, each Party continues to retain all rights in its Intellectual Property.

b.	Each Party may use the other Party’s Marks in accordance with Section 4(c) and otherwise authorized from such Party in writing from time to time. Each Party must comply with the other Party’s trademark usage guidelines published on its partner portal or otherwise communicated to such Party, as they may be modified from time to time. Each Party’s use of the other Party’s Marks is subject to the conditions and requirements of the trademark usage guidelines. SyncHealth’s license to use the Alliance Marks is non-exclusive, revocable, non-transferable, and non-sublicensable; conversely, Alliance’s license to use the SyncHealth Marks is exclusive, irrevocable, transferable and assignable to an Alliance Affiliate. Each Party’s license to use the other Party’s Marks automatically terminates on expiration or termination of this Agreement. On termination of the license to use the other Party’s Marks, such Party will immediately cease using the other Party’s Marks and will return or destroy all Marketing Materials bearing the other Party’s Marks as requested by such Party. Each Party agrees that it will not attempt to register any of the other Party’s Marks, or any name, logo or other indicia that is confusingly similar to a Mark of such other Party, in any jurisdiction in the world, will not use the other Party’s Mark in a way that suggests a general endorsement by the other Party of its activities, and will not knowingly impair the other Party’s Marks. Except for the rights expressly granted in this Section or a Party’s trademark usage guidelines, each Party retains all, right, title and interest in and to its Marks worldwide, including any non-English language version of the Marks.

c.	The term “Partner Created Technology” means any of the following information or materials and all related Intellectual Property that are created by a Party, whether created solely or jointly with a third party, and Partner Pre-Existing Intellectual Property (as that term is defined below):

i.	an extension or utility designed for use with the other Party’s Products;

ii.	a tool useful in managing data processed by the other Party’s Products (such as a visualization or workflow tool);

iii.	a technology that is designed to extend or enable the other Party’s Products functionality or the use of the other Party’s Products; and

iv.	Documentation regarding any of the foregoing.

d.	SyncHealth will own the SyncHealth-created Partner Created Technology, subject to Alliance’s license right stated below. Alliance will own the Alliance-created Partner Created Technology, subject to SyncHealth’s license right stated below. “Partner Pre-Existing Intellectual Property” means a Party’s Intellectual Property that existed prior to the Effective Date of this Agreement, or that was created by such Party during the Term of this Agreement, either alone, or jointly with the other Party or the End User or any other person. For avoidance of doubt, neither is authorized to modify the Products of the other Party or create derivative works of such Products.

e.	SyncHealth hereby licenses Alliance to make, have made, use, sell, offer for sale, import, copy, reproduce, display, perform, modify, create derivative works, distribute, commercialize, exploit, and otherwise dispose of in any manner now known or in the future discovered, the SyncHealth-created Partner Created Technology on an exclusive, perpetual, royalty free, fully-paid, irrevocable, worldwide, unconditional, fully transferable basis. Alliance hereby licenses SyncHealth to make, have made, use, sell, offer for sale, import, copy, reproduce, display, perform, modify, create derivative works, distribute, commercialize, exploit, and otherwise dispose of in any manner now known or in the future discovered, the Alliance-created Partner Created Technology on a non-exclusive, perpetual, royalty free, fully-paid, revocable, worldwide, unconditional, non-transferable basis.

f.	Each Party’s use of the other Party’s Products, Marketing Materials, Marks and Confidential Information are subject to terms and conditions stated in other sections of this Agreement. Any information or materials provided by a Party to the other Party in connection with the Agreement that are not Products, Marketing Materials, Marks, or Confidential Information are “Other Party Materials” subject to the terms and conditions stated in this Subsection. Each Party is licensed to use Other Party Materials on a non-exclusive, revocable basis, solely for use in marketing and selling the Alliance and SyncHealth Products. Each Party may transfer and sublicense the Other Party Materials to its authorized subcontractors as described in Section 14(a), and if the Other Party Materials have been released on a “generally available” basis by such Party. Neither Party may otherwise transfer or sublicense the Other Party Materials.

8.	Confidential Information; Personally Identifiable Information.

a.	Information disclosed by a party or its Affiliates (the “Discloser”) to the other party or its Affiliates (the “Recipient”) regarding the Discloser’s assets, liabilities, financial results, financing plans, business strategies, pricing, discounts, product development plans, marketing strategies, operations, source code, technology, know-how, trade secrets, customers, channels, contractors, suppliers, employees and other personnel, and all other information that the Recipient should reasonably understand to be confidential, due to the nature of the information or the circumstances of its disclosure, is “Confidential Information” of discloser, regardless of the form or manner in which it is disclosed, and regardless of whether the information is marked or designated as confidential. Each Party acknowledges that the terms of this Agreement are Confidential Information of the other Party.

b.	Information that would otherwise be Confidential Information under this Agreement shall not be Confidential Information if the information: (i) becomes publicly known through no fault of Recipient, (ii) was rightfully known by Recipient, or in Recipient’s possession, before Discloser’s disclosure as evidenced by Recipient’s written business records; (iii) is disclosed to Recipient by a third party who, to Recipient’s knowledge, acquired the information without violation of law or contract, and who does not have an obligation of confidentiality to Discloser with respect to the information; or (iv) is independently developed by Recipient without any use of, access to, or reference to the Confidential Information of Discloser as evidenced by Recipient’s written business records.

c.	The Recipient shall not disclose Discloser’s Confidential Information except to Recipient’s employees, and to third parties who need to know the information to represent or advise the Recipient with respect to the subject matter of this Agreement, provided that all employees and third party recipients must be bound by written confidentiality obligations covering the Confidential Information that are at least as stringent as those stated in this Agreement. Recipient shall not use the Confidential Information except in connection with the Business Purpose, the performance of its obligations or exercise of its rights under this Agreement. However, Recipient shall not be in violation of this Section if it discloses or uses Discloser’s Confidential Information to comply with a legal requirement, such as a subpoena or preservation order, or to bring or defend a claim in a adjudicatory proceeding, provided that Recipient has limited its disclosure to only that Confidential Information reasonably necessary in light of circumstances, and has given Discloser reasonable advance notice of the disclosure or use (unless such notice is prohibited by law). Recipient will use reasonable care to protect the Confidential Information from unauthorized use and disclosure. Recipient shall return or destroy the Confidential Information upon expiration or termination of this Agreement or earlier on Discloser’s request, provided that Recipient may retain the Confidential Information as part of its reasonable and customary business records. On Discloser’s request, Recipient shall certify its compliance with the preceding sentence. Recipient is responsible for a breach of this Section by its agents or representatives.

d.	Notwithstanding anything to the contrary contained in this Agreement, with respect to any personally identifiable information that can be used to identify, contact, locate, or be traced back to the specific person to whom such information pertains (“PII”) delivered or made available to a Party under or pursuant to this Agreement, each Party agrees that:

i.	Neither Party shall use, process, copy, display, publish, store or transfer the PII except for the sole purpose of carrying out its obligations as expressly set forth in this Agreement;

ii.	Each Party shall comply with the other Party’s data privacy and security requirements and shall prevent the unauthorized use, dissemination, or publication of PII by: (i) maintaining an effective information security program; (ii) keeping PII strictly confidential; and (iii) taking appropriate administrative, technical and physical measures to secure and protect the PII against unauthorized, unlawful or accidental access, disclosure, transfer, destruction, loss or alteration. Without limiting the generality of the foregoing, technical and organizational measures to protect PII shall include those measures required by all applicable local, state, national, and international laws, as well as any additional safeguards required by a Party. In addition, each Party is required to encrypt PII while in storage or transit and shall follow all industry best practices to monitor unauthorized access of PII.

iii.	Each Party must have or implement appropriate policies and procedures to ensure that: (i) unauthorized persons will not have access to the PII; (ii) access to the PII shall be limited to a need-to-know basis; and (iii) any employees (and subcontractors, if permitted pursuant to (d) below) authorized by Each Party to access the PII will be informed of its highly confidential nature, the limitations and procedures that apply to access and use of the PII, and that they must maintain the confidentiality and security of the PII.

iv.	Neither Party shall disclose or make the PII available to subcontractors without entering into an agreement in writing with the subcontractor whereby the subcontractor agrees to comply with and treat the PII in accordance with this Agreement. Each Party shall be responsible for all breaches by its employees, representatives, agents, and subcontractors.

v.	Each Party shall promptly notify the other Party in writing if such Party becomes aware of any unauthorized access to the PII, or if such Party becomes the subject of any governmental, regulatory, or other enforcement or private proceeding relating to its data handling practices.

vi.	When collecting, using, storing, transferring and otherwise processing the PII, each Party shall adhere to all applicable export and data privacy laws, regulations and rules, domestically and internationally, including any additional requirements communicated by a Party, as well as each Party’s applicable privacy policies. In the case of any legal or regulatory obligation to disclose the PII, each Party shall: (i) promptly notify and cooperate with the other Party; (ii) limit any disclosure to the minimum required by law; and (iii) to the extent possible, request that such information be kept confidential.

vii.	Each Party shall provide the other Party with information regarding its privacy and data protection practices and allow the other Party reasonable access to audit and inspect such Party’s records, processes and facilities to determine if such Party is in compliance with its obligations hereunder, as well as each Party’s data privacy and security requirements, including, without limitation, compliance with applicable data privacy laws, regulations and rules.

viii.	Each Party shall, on termination of this Agreement or at any other time requested by the other Party, promptly and in a secure manner return to the other Party all PII and any copies thereof, or at such other Party’s written direction, destroy the PII and copies thereof (and certify that this has been done). Notwithstanding the foregoing, if applicable legislation or legal action prevents a Party from returning or destroying the PII, such Party shall, at no additional expense to the other Party, keep the PII and copies thereof secure and confidential and no longer process or otherwise use such PII, until such time that such legislation or legal action no longer prevents such Party from returning or destroying the PII in the manner required in the first sentence above.

ix.	Each Party shall promptly notify the other Party of any access requests made to such Party directly by individuals whose PII may have been delivered or made available to such Party pursuant to this Agreement (“data subjects”), and shall, prior to responding to such request, provide the other Party with copies of any such PII that such Party is processing on behalf of the other Party within such reasonable time limits as may be specified by the other Party. Such other Party shall have the option, at its discretion, to respond directly to the data subjects in lieu of such Party.

x.	Each Party must have a disaster recovery plan in effect at all times and provide copies of their disaster recovery plans to the other Party. Any modifications to the plans must be communicated to the other Party in writing in advance and approved by the other Party prior to implementation. Disaster recovery plans should include disaster avoidance and contingency plans in the event telephone service, Internet services, computer systems, facility power, or physical access (including employee turnover scenarios) to a Party’s facility is affected.

xi.	The restrictions on the use and disclosure of PII set forth herein shall survive the expiration or termination of the Agreement. Each Party’s obligations hereunder may not be assigned to another party without the prior written consent of the other Party, which consent may be withheld in such other Party’s sole discretion.

9.	Limit on Liability. In no event shall any Party be liable for any consequential, exemplary, special, indirect, incidental or punitive damages, including any lost profit or lost savings even if such Party has been advised of or should be aware of the damages.

10.	Relationship Between the Parties. SyncHealth does not have any right of exclusivity with respect to the Alliance Products or any other aspect of its relationship with Alliance. Alliance may market and sell any of its products or services, including the Alliance Products as defined in this Agreement, either directly or via channels. SyncHealth may market and sell the Alliance Products only to persons who intend to use the Alliance Products for their internal business purposes. The Parties are independent contractors. Neither Party is the agent of the other Party; and neither Party has the authority to bind the other Party to any agreement.

11.	Indemnification. Each Party will indemnify and hold harmless the other Party and its employees, agents, Affiliates and suppliers from any damages, liabilities, judgments, fines, penalties, costs, and expenses (including reasonable attorney fees) that arise from or relate to (i) such Party’s breach or default of this Agreement; (ii) such Party’s gross negligence or willful misconduct; and (iii) any claim brought by or through the End User of the other Party’s Products, customer or other third party claim alleging such Party’s breach of this Agreement, violation of law, negligence, or misconduct. At an indemnified Party’s request, the other Party will defend an indemnified claim at such other Party’s expense.

12.	Notices. The parties address for notice purposes appear in the Agreement preamble. Notices under this Agreement must be given by electronic mail with a copy transmitted via first class United States mail on the date of the electronic mail notice. Notices are deemed given, received and effective as of the time transmitted by electronic mail, or if that time does not fall within a business day, as of the beginning of the first business day following the time transmitted. Notices must be given in the English language. A party may change its address for notice by giving notice in the manner stated in this Section.

13.	Governing Law, Disputes. This Agreement shall be governed by and interpreted under the laws of the State of Florida and the United States of America, as applicable, without giving effect to any conflicts of law principles that would require the application of the law of a different jurisdiction. The parties agree that any lawsuit or other action related to this Agreement shall be brought in Hillsborough County, Florida to the exclusion of any other court or tribunal, and that neither of them shall dispute the personal jurisdiction of such court. To the extent permitted by law, each party waives the right to a trial by jury in respect of any litigation arising out of or related to this Agreement or the parties’ activities in connection with this Agreement.

14.	Miscellaneous.

a.	Neither party may assign this Agreement without the prior consent of the other except that Alliance may assign the Agreement as part of a transaction by which it transfers all or substantially all of its assets without SyncHealth’s consent and each Party may sublicense its rights hereunder to its channel partners, distributors, Affiliates and subcontractors on an as-needed basis.

b.	The parties contemplate they shall cooperate in good faith to issue appropriate publicity consistent with program criteria.

c.	Unless otherwise expressly stated, neither Party makes any representation or warranty regarding the Products and each of them are provided AS IS WITH ALL FAULTS. Neither Party warrants that the other Party’s use of the Products of a Party will be error free, uninterrupted or completely secure. Each Party disclaims any implied or statutory warranties, such as a warranty of merchantability, fitness for a particular purpose, lack of malware, and non-infringement, and disclaims any warranty that may arise from a course of dealing.

d.	Except as otherwise provided above, this Agreement may be modified only by a written document that expressly refers to this Agreement by name and date and is signed by the parties. No right or remedy arising in connection with this Agreement shall be waived by a course of dealing between the parties, or a party’s delay in exercising the right or remedy. A party may waive a right or remedy only by signing a written document that expressly identifies the right or remedy waived. Unless expressly stated in the waiver, a waiver of any right or remedy on one occasion will not be deemed a waiver of that right or remedy on any other occasion, or a waiver of any other right or remedy. The pre-printed terms of the parties’ business forms shall be of no force or effect whatsoever.

e.	In the event one or more of the terms of this Agreement are adjudicated invalid, illegal, or unenforceable, the adjudicating body may either interpret this Agreement as if such terms had not been included or may reform such terms to the limited extent necessary to make them valid, legal or enforceable, consistent with the economic and legal incentives underlying the Agreement.

f.	Unless and to the extent specifically stated otherwise in some other section of this Agreement, there are no third-party beneficiaries to this Agreement. Neither party’s customers, End Users, suppliers or other person shall have the right to enforce this Agreement.

g.	This Agreement may be signed in multiple counterparts, which taken together shall be read as one Agreement. A signed agreement transmitted by facsimile, email attachment, or other electronic means shall be considered an original. The parties agree that electronic or digital signatures shall be given the same effect as a manual signature. The pre-printed terms on a Party’s purchase orders or other business forms shall have no effect whatsoever.

h.	The Parties agree to comply with all applicable laws, including, without limitation, Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Model State Pharmacy Act and Model Rules of the National Association of Boards of Pharmacy (Model Act), the Prescription Drug Marketing Act of 1987 (PDMA), the FDA’s Guidelines for State Licensing of Wholesale Prescription Drug Distributors (21 CFR 205), the U.S. Foreign Corrupt Practices Act of 1977 and any other applicable laws or regulations. The Parties agree to comply fully with all relevant export laws and regulations, including but not limited to the U.S. Export Administration Regulations and regulations promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), as amended from time to time (collectively, the “Export Control Laws”). The Parties agree not to export or re-export their respective products to any parties located in Iran, Cuba, North Korea, Syria, Sudan or any other countries prohibited under U.S. embargoes or sanctions programs maintained by the OFAC or otherwise prohibited under the Export Control Laws. SyncHealth must obtain the written permission of Alliance for any activities or licensing related to the Alliance Products for the countries outside the United States. This Agreement is the complete and exclusive agreement between the parties regarding its subject matter and supersedes and replaces in its entirety any prior or contemporaneous agreement or understanding regarding the subject matter of this Agreement, written or oral.

Remainder of page blank; signature page follows.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first referenced above.

TRXADE:	SYNCHEALTH:

ALLIANCE PHARMA SOLUTIONS, LLC	SYNCHEALTH MSO, LLC

By:		By:	PanOptic Health, LLC
	Surendra Ajjarapu	Its:	Manager
Its:	Chief Executive Officer

By:
Meriam Ibrahim
		Its:	Manager